                                                                    EXHIBIT 10.2

                                Amendment No. 2
                                    to the
           CompSavings Plan for Employees of CompUSA Inc. and Trust



        WHEREAS, CompUSA Inc. (the "Company"), approved and adopted the CompSavings Plan for Employees of CompUSA Inc. (the "Plan") and Trust Agreement (the "Trust") which were originally effective January 1, 1995, most recently restated effective January 1, 1996 and subsequently amended;

        WHEREAS, Section 19.1 of the Plan and Trust provides that the Company reserves the right to amend the Plan and Trust;

        NOW THEREFORE RESOLVED, that Section 5 is amended effective January 1, 1997 as follows:

1. Section 5 is amended to add a new last paragraph to each of items (a) and (b) of Subsection 5.1 and items (a) and (b) of Subsection 5.2 as follows:

        5.1.    Company Match Cash Contributions

                (a)     Frequency and Eligibility.

                        Special Incentive Contribution: The Company may, in its sole discretion, authorize the Employer to make a special incentive Company Match Cash Contribution as described in the following Allocation Method paragraph as an incentive to designated Eligible Employees to commence making Pre-Tax Contributions. Such special incentive Company Match Cash Contributions shall be conditioned on the Eligible Employee making a Pre-Tax Contribution election during a designated period determined by the Company and may be subject to the same eligibility conditions that apply to basic Company Match Cash Contributions described in (1) and (2) above.

                (b)     Allocation Method.

                        Special Incentive Contribution: The special incentive Company Match Cash Contributions (including any Forfeiture Account amounts applied as special incentive Company Match Cash Contributions in accordance with
                        Section 8.4) for each period shall be in an amount determined by the Company and allocated as fixed dollar amount to each eligible Participant who commenced making Pre-Tax Contributions in accordance with a Pre-Tax Contribution election made during the period designated by the Company as eligible for the special incentive Company Match Cash Contribution.

        5.2     Company Match Stock Contributions

                (a)     Frequency and Eligibility.

                        Special Incentive Contribution: The Company may, in its sole discretion, authorize the Employer to make a special incentive Company Match Stock Contribution as described in the following Allocation Method paragraph as an incentive to designated Eligible Employees to commence making Pre-

CompSavings Plan for                                            Amendment No. 2
Employees of CompUSA Inc. and Trust Agreement



                        Tax Contributions. Such special incentive Company Match Stock Contributions shall be conditioned on the Eligible Employee making a Pre-Tax Contribution election during a designated period determined by the Company and may be subject to the same eligibility conditions that apply to basic Company Match Stock Contributions described in (1) and (2) above.

                (b)     Allocation Method.

                        Special Incentive Contribution: The special incentive Company Match Stock Contributions (including any Forfeiture Account amounts applied as special incentive Company Match Stock Contributions in accordance with
                        Section 8.4) for each period shall be in an amount determined by the Company and allocated as a fixed dollar amount to each eligible Participant who commenced making Pre-Tax Contributions in accordance with a Pre-Tax Contribution election made during the period designated by the Company as eligible for the special incentive Company Match Stock Contribution.





Date:   December 22, 1997       CompUSA Inc.
     --------------    --

                                By: /s/ Brent Day    /s/ Mel McCall   *
                                   --------------------------------------------
                                   Title: Director, Compensation & Benefits
                                          -------------------------------------
                                        * Senior Vice President-Human Resources

The provisions of the above amendment which relate to the Trustee are hereby approved and executed.


Date:   December 23, 1997       Barclays Global Investors, National Association
     --------------    --         By Merrill Lynch, Pierce, Fenner & Smith, Inc.

                                By: /s/ Peter H. Sorensen
                                   --------------------------------------------
                                   Title: Vice President
                                          -------------------------------------




                                       2